EXHIBIT 99.1

Cosmos Health Reports Record Preliminary Nine-Month Revenue of $54.3 Million, Up 19% Year Over Year; Delivers Record Q3 Revenue of $17.4 Million and Reaffirms 2026 Revenue Outlook of Over $90 Million

●	Record nine-month revenue of approximately $54.3 million — up 19%, or $8.7 million, from $45.6 million in the same period of 2025

●	Nine-month 2026 revenue nearly matches the whole of 2024 — when full-year revenue was $54.4 million — and represents 83% of record full-year 2025 revenue of $65.3 million

●	Record third-quarter revenue of approximately $17.4 million — exceeding the previous Q3 record of $17.1 million set in 2025, and up 40% on Q3 2024

●	Every quarter of 2026 has set a record for its period — Q1, Q2 and Q3 each exceeded the highest revenue previously reported for that quarter

●	Growth across all core segments — contract manufacturing, pharmaceutical distribution and proprietary brands, with accelerating sales momentum in the United States

●	2026 revenue outlook reaffirmed — the Company continues to expect full-year revenue to surpass $90 million, with the fourth quarter expected to be the strongest in its history

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CHICAGO, IL / ACCESS Newswire / October 7, 2026 / Cosmos Health Inc. (“Cosmos Health” or the “Company”) (NASDAQ: COSM), a diversified, vertically integrated global healthcare group, today announced preliminary revenue of approximately $54.3 million for the nine months ended September 30, 2026 — a Company record and an increase of 19%, or $8.7 million, over the $45.6 million reported for the same period of 2025. Preliminary revenue for the third quarter was approximately $17.4 million, the highest third quarter in the Company’s history. The Company also reaffirmed its expectation that full-year 2026 revenue will surpass $90 million.

Nine Months That Nearly Equal a Full Year

In nine months, Cosmos Health has generated approximately the same revenue it reported for the whole of 2024, when full-year revenue was $54.4 million, and 83% of the record $65.3 million reported for the whole of 2025. Measured against the first nine months of 2024, revenue is up 35%.

Record Revenue in Every Quarter of 2026

First, second and third-quarter revenue each exceeded the highest revenue the Company had previously reported for that quarter. The third quarter was achieved against the most demanding comparison of the three.

Third-quarter revenue of approximately $17.4 million compares with $17.1 million in the third quarter of 2025 — which was, at the time, the highest quarterly revenue the Company had ever reported, and itself represented growth of 38%. Against that record base, third-quarter revenue increased again. Measured over two years, third-quarter revenue is up 40% from $12.4 million in the third quarter of 2024.

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REVENUE	2024	2025	2026 (PRELIM.)	VS. 2025	VS. 2024
Third quarter	$12.4M	$17.1M	~$17.4M	+2%	+40%
Nine months to September 30	$40.2M	$45.6M	~$54.3M	+19%	+35%
Full year	$54.4M	$65.3M	Over $90M (outlook)	+38%	+65%

2026 third-quarter and nine-month figures are preliminary and unaudited. Full-year 2026 reflects the Company’s outlook, not results. Percentages are calculated on rounded figures.

Growth Across the Company’s Core Segments

The increase reflects growth across each of the Company’s core segments. Contract manufacturing at Cana Laboratories reached a record production pipeline of more than 32.7 million units, and pharmaceutical distribution at CosmoFarm delivered record volumes across a network of more than 1,500 pharmacies that continues to expand. The Company’s proprietary brands — among others, Sky Premium Life, C-Scrub and C-Sept — grew in their established markets and entered new territories and channels globally, while sales momentum in the United States continued to build.

2026 Outlook Reaffirmed: Over $90 Million in Revenue

Cosmos Health reaffirms its previously announced expectation that revenue for full-year 2026 will surpass $90 million, which would represent growth of approximately 38% over 2025. The Company currently expects the fourth quarter of 2026 to be the strongest quarter in its history, supported by contract manufacturing orders, seasonal strength in distribution and accelerating sales in the United States.

Greg Siokas, CEO of Cosmos Health, stated: “In nine months we have delivered approximately what took us a full year in 2024. Revenue of approximately $54.3 million is 19% ahead of last year, and it comes after a record first quarter, a record second quarter and now a record third quarter — the third achieved against the most demanding comparison in the Company’s history.

“That growth is coming from every part of the business. Our contract manufacturing pipeline is at a record level, our distribution volumes are the highest we have recorded, and our proprietary brands are growing in their established markets while reaching new ones.

“The infrastructure we have built over the past several years is now supporting every part of the business, and we enter the final quarter with momentum. We are reaffirming our outlook to surpass $90 million in revenue this year, and we currently expect the fourth quarter to be the strongest in our history.”

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Preliminary Results

The revenue figures in this release are preliminary and unaudited, are based on information available to management as of the date of this release, and remain subject to the completion of the Company’s quarter-end financial closing procedures and review. Actual results may differ from these preliminary estimates. The Company’s complete third-quarter results will be reported in its Quarterly Report on Form 10-Q for the period ended September 30, 2026.

About Cosmos Health Inc.

Cosmos Health Inc. (NASDAQ: COSM), incorporated in 2009 in Nevada, is a diversified, vertically integrated global healthcare group. The Company owns a portfolio of proprietary pharmaceutical and nutraceutical brands, including Sky Premium Life®, Mediterranation®, bio-bebe®, C-Sept® and C-Scrub®. Through its subsidiary Cana Laboratories S.A., licensed under European Good Manufacturing Practices (GMP) and certified by the European Medicines Agency (EMA), it manufactures pharmaceuticals, food supplements, cosmetics, biocides, and medical devices within the European Union. Cosmos Health also distributes a broad line of pharmaceuticals and parapharmaceuticals, including branded generics and OTC medications, to retail pharmacies and wholesale distributors through its subsidiaries in Greece and the UK. Furthermore, the Company has established R&D partnerships targeting major health disorders such as obesity, diabetes, and cancer, enhanced by artificial intelligence drug repurposing technologies, and focuses on the R&D of novel patented nutraceuticals, specialized root extracts, proprietary complex generics, and innovative OTC products. Cosmos Health has also entered the telehealth space through the acquisition of ZipDoctor, Inc., based in Texas, USA. With a global distribution platform, the Company is currently expanding throughout Europe, Asia, and North America, and has offices and distribution centers in Thessaloniki and Athens, Greece, and in Harlow, UK. More information is available at www.cosmoshealthinc.com, www.skypremiumlife.com, www.cana.gr, www.zipdoctor.co, www.cloudscreen.gr, as well as LinkedIn and X.

Forward-Looking Statements

With the exception of the historical information contained in this news release, the matters described herein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” and similar expressions, or future or conditional verbs such as “will,” “should,” “would,” “may,” and “could,” generally identify forward-looking statements, although not all forward-looking statements contain these words. These statements involve risks and uncertainties that may individually or materially affect the matters discussed herein for a variety of reasons outside the Company’s control, including, but not limited to: the Company’s ability to raise sufficient financing to implement its business plan; the effectiveness of its digital asset strategies, including accumulation and yield-generating activities; the impact of the war in Ukraine and ongoing conflicts in the Middle East and other regions on the Company’s business, operations, and the economy in general; the Company’s ability to successfully develop and commercialize its proprietary products and technologies; the timing, execution, regulatory clearance, valuation, structuring, and completion of any potential asset-backed or tokenized financing program; the legal, regulatory, and technological risks associated with digital assets and blockchain-based financial structures; the conversion of contract manufacturing pipeline volumes into production and revenue, including the timing, volume and terms of orders placed under multi-year agreements; the realization of anticipated gross margins; the timing, cost and completion of planned capital investments; changes in interest rates; changes in foreign currency exchange rates, commodity or other price inflation and deflation; our ability to issue debt on terms and at rates acceptable to us; the impact and expected outcome of investigations, inquiries, claims, and litigation; the challenges of operating in international markets; the adequacy of insurance coverage; the effect of accounting charges and of adopting certain accounting standards; the impact of legal and regulatory changes, including changes to tax laws and regulations; guidance for fiscal 2026 and beyond and financial outlook. Forward-looking statements are based on currently available information and our current assumptions, expectations and projections about future events. You should not rely on our forward-looking statements. These statements are not guarantees of future performance and are subject to future events, risks and uncertainties – many of which are beyond our control, dependent on the actions of third parties, or currently unknown to us – as well as potentially inaccurate assumptions that could cause actual results to differ materially from our historical experience and our expectations and projections. These risks and uncertainties include, but are not limited to, those described from time to time in our periodic reports filed with the SEC and available at the SEC’s website (www.sec.gov). There also may be other factors that we cannot anticipate or that are not described herein, generally because we do not currently perceive them to be material. Such factors could cause results to differ materially from our expectations. Forward-looking statements speak only as of the date they are made, and we do not undertake to update these statements other than as required by law. You are advised, however, to review any further disclosures we make on related subjects in our filings with the Securities and Exchange Commission and in our other public statements.

Investor Relations Contact:

BDG Communications

cosm@bdgcommunications.com

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